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                                                                   EXHIBIT 10.24

    ADDENDUM TO COLLATERAL SECURITY AGREEMENT DATED NOVEMBER 1, 2001 BETWEEN
         ACTRADE CAPITAL, INC. AND XETEL CORPORATION (THE "AGREEMENT")
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     A.  Effective February 4, 2002, Paragraph 3 (iii) of the Agreement is
         hereby modified to read as follows:

     "3. GENERAL TERMS OF THIS SECURITY AGREEMENT. The parties agree that the following terms and conditions shall govern this Security Agreement:

     (iii) Upon default in payment of (i) the sum of $8,667.13 on or before February 6, 2002, (default charges for extending the debt to February 20, 2002), (ii) the Restructured TADs on or before
            February 20, 2002, or (iii) any facts otherwise constituting a default under this Agreement, Actrade shall immediately notify Maker in writing that a default has been declared. Maker shall have two
            (2) business days to cure the default. If not cured within such period then, without further notice to Maker, Actrade shall take all steps necessary to effect enforcement and collection of the collateral security described herein in Schedule A.

     B. In all other respects the aforesaid Agreement and each and every provision thereof shall remain in full force and effect, without change or modification thereto.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS ADDENDUM TO THE AGREEMENT UNDER THEIR SEALS AS OF FEBRUARY 4, 2002.

ACTRADE CAPITAL, INC.                  XETEL CORPORATION

By:                                    By: /s/ [ILLEGIBLE]
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     Richard Couzzi                          NAME:  [ILLEGIBLE]
     Vice President, Credit &                TITLE: CEO
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